Exhibit 10.25

Exclusive Agreement

Party A: Qinghai Zhongtian Boron and Lithium Science & Technology Co., Ltd. (hereinafter referred to as Party A)

Party B: Qinghai Zhongtian Boron and Lithium Mining Co., Ltd. (hereinafter referred to as Party B)

Based upon good trust, in consideration of the long-term development strategy of both parties, the following agreement has been reached after friendly negotiation between the two parties.

1.0 Cooperation Programme

1.1 Purpose of Cooperation

The purpose of cooperation between Party A and Party B is to create a win-win situation and establish a sustainable development strategic partnership through close cooperation between each other.

1.2 Cooperation Content

1.2.1 Cooperation between the two parties is exclusive. All products of Party B are determined to be supplied only to Party A;

1.2.2 Party B's boron ore products (with a grade of not less than 5%) are sold to Party A at 60 yuan per ton. The sales price is adjusted according to the actual annual mining cost. The annual price increase cannot exceed 5%. The annual supply of boron ore is based on Party A's production demand. Supply monthly supply of not less than 20,000 tons.

1.3 Cooperation Term

The cooperation term between the two parties is from January 1, 2019 to August 31, 2037.

2.0 Rights and Obligations of Both Parties

Strategic cooperation requires the joint efforts of both parties to achieve the desired results. Therefore, the rights and obligations of both parties are regulated as follows:

2.1 Rights of Party A and Party B

●	Both Party A and Party B have the right to request the other party to provide services stipulated in the contract.
●	Both Party A and Party B enjoy the economic rights and interests stipulated in this contract.
●	Both Party A and Party B enjoy the right of requiring for economic compensation for losses caused by the other party’s failure to perform relevant agreement and project responsibilities.
●	2.2 Obligations of Party A and Party B
●	Both Party A and Party B shall perform obligations as scheduled in this agreement.
●	It is the two parties’ obligation to advance and complete the project undertaken by both parties as planned.
●	The two parties should make full use of their industry influence and strategic partnership to provide favorable conditions for developing business and constructing sales channels.
●	Both Party A and Party B have the obligation to strictly manage product quality and must not damage the image and interests of both parties.
●	Party A and Party B shall be responsible for providing relevant training for teams of both parties.

3.0 Appendix

In the event of any incomplete part of the cooperative business and related commercial terms under this agreement, the two parties will negotiate a separate written statement and attach it as an Appendix, which is an integral part of this agreement. Unless otherwise stated, the terms of this agreement also apply to the Appendix. If the terms of the Appendix conflict with this agreement, the instructions of the Appendix shall prevail. The specific issues of specific cooperation content, including the work process, cooperation time, settlement mode and other issues that need to be discussed jointly, shall be agreed upon through friendly negotiation and signed in the Appendix by the two parties.

4.0 Force Majeure

In the event of a force majeure event that severely obstructs either party from fulfilling its obligations under the agreement, or such force majeure events causing the goals of the contract unattainable, the party shall notify the other party without delay of the extent to which it has performed its contractual obligations or performed part of its contractual obligations. And the certificate of the relevant authority shall be issued.

5.0 Statement and Guarantee

5.1 Party B's statement and guarantee to Party A

Party B is legally established and validly existing under the relevant laws.

Business scope of Party B is in accordance with the relevant laws and regulations, and has the business qualifications prescribed by the state.

5.2 Party A's statement and guarantee to Party B

Party A is legally established and validly existing under the relevant laws.

Business scope of Party A is in accordance with the relevant laws and regulations, and has the business qualifications prescribed by the state.

6.0 Others

This agreement shall take effect on the date of sealing of both parties. This agreement is in duplicate and each party shall hold one which has the same legal effect.

7.0 Settlement of Disputes

The parties shall settle all disputes arising out of or in connection with this agreement through friendly negotiation. If the two parties cannot reach an agreement through negotiation, they shall file a lawsuit to the local court of Party A and settle down through litigation procedures.

Party A: Qinghai Zhongtian Boron and Lithium Science & Technology Co., Ltd.

Signing Date: January 1, 2019

Party B: Qinghai Zhongtian Boron and Lithium Mining Co., Ltd.

Signing Date: January 1, 2019